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                                                        EXHIBIT NO. EX-99.g.1.cc


                                    JPMorgan
                               Securities Lending

                            THE UBS RELATIONSHIP FUNDS

                                  Attachment A

                 APPROVED UK BORROWERS

Borrower Name                              Approved Credit Limit ($)    notes
-------------                              -------------------------    -----

BNP Paribas S.A.                                        100,000,000
Bear Stearns International Ltd.                         100,000,000
CIBC World Markets PLC                                  100,000,000      no longer active in JPM program.
Credit Suisse First Boston Europe Ltd.                  100,000,000
Daiwa Securities SMBC Europe Ltd.                       100,000,000
Deutsche Bank AG London Branch                          200,000,000
Goldman Sachs International                             300,000,000
Lehman Brothers International                           200,000,000
Merrill Lynch International                             300,000,000
Morgan Stanley & Co. International Ltd.    *            800,000,000
Nomura International PLC                                200,000,000


                 APPROVED U.S. BORROWERS

Borrower Name                              Approved Credit Limit ($)
-------------                              -------------------------

A.G. Edwards & Sons, Inc.                                50,000,000    no longer active in JPM program.
ABN AMRO Inc.                                           100,000,000
Barclays Capital, Inc.                                  100,000,000
Bear Stearns & Co.                                      500,000,000
BNP Paribas Securities Corp.                            100,000,000
CIBC World Markets Corp.                                100,000,000
Credit Suisse First Boston Corp.                        100,000,000
Dean Witter Reynolds, Inc.                              100,000,000    merged with Morgan Stanley & Co. Inc.
Deutsche Bank Securities Inc.                           500,000,000
Donaldson, Lufkin & Jenrette Securities Corp.           100,000,000    changed name to Pershing LLC
Dresdner Kleinwort Wasserstein Securities LLC           200,000,000
Goldman Sachs & Co.                                     800,000,000
ING Barings Corp.                                       100,000,000    changed name to ING Financial Markets LLC
J.P. Morgan Securities, Inc.                            100,000,000
Lehman Brothers, Inc.                                   800,000,000
M.S. Securities Services, Inc.             *            800,000,000
Merrill Lynch Pierce Fenner & Smith Inc.                200,000,000
Morgan Stanley & Co., Inc.                 *            800,000,000




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
Nomura Securities International, Inc.                   300,000,000
Paloma Securities LLC                                   100,000,000
Prudential Securities Inc.                              100,000,000    no longer active in JPM program.
Raymond James & Associates, Inc.                         50,000,000
Salomon Smith Barney Inc.                               300,000,000    changed name to Citigroup Global Markets, Inc.
SG Cowen Securities Corp.                               100,000,000
Spear, Leeds & Kellogg                                  100,000,000
US Clearing Corp., a division of Fleet Securities, Inc.  50,000,000


* Limit of $800,000,000 is to be shared between both entities.